UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2010
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Merck Serono, a division of Merck KGaA of Darmstadt, Germany, and its U.S. affiliate, EMD Serono, Inc., have temporarily suspended the worldwide clinical development program for Stimuvax, the Company’s investigational therapeutic cancer vaccine being developed by Merck KGaA pursuant to a license agreement with the Company. The suspension is the result of a suspected unexpected serious adverse reaction in a patient with multiple myeloma participating in an exploratory clinical trial. This decision was taken in alignment with the U.S. Food and Drug Administration’s clinical hold placed on the Investigational New Drug application for Stimuvax. Merck Serono first advised Oncothyreon of the temporary suspension and the adverse event on March 20, 2010.
     The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit Number	Description
99.1	Press Release, dated March 23, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President and Chief Executive Officer

Date: March 23, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 23, 2010.